Exhibit 10.1
MODIFICATION OF PROMISSORY NOTE
("Modification")

THAT, ____________________ ("Borrower"), a Florida limited liability company, acting herein by and through Stephen M. Miley, M.D. its duly authorized Member, being legally obligated to pay that certain promissory note dated December 30, 2005, in the principal amount of  _______ ("Note"), executed by Borrower and made payable to the order of AMEGY BANK NATIONAL ASSOCIATION ("Lender"), said Note being secured by, inter alia, that certain (i) Commercial Security Agreement dated December 30, 2005, executed by Borrower in favor of Lender, (ii) Business Loan Agreement (Asset Based) dated December 30, 2005, executed by Borrower and Lender, (iii) Commercial Guaranty dated December 30, 2005, executed by Stephen M. Miley, M.D. in favor of Lender, (iv) Commercial Guaranty dated December 30, 2005, executed by John Uphold, M.D. in favor of Lender, (v) Commercial Guaranty dated December 30, 2005, executed by William Campbell Walker, M.D. in favor of Lender and (vi) Commercial Guaranty dated December 30, 2005, executed by Steven Ricciardello, M.D. in favor of Lender (collectively called "Loan Documents").

WHEREAS, Borrower desires to further renew, modify, extend or otherwise rearrange the time or manner of payment of said Note as more particularly set forth herein; and

WHEREAS, Lender, the legal owner and holder of said Note and of the security interests securing the same, in consideration of the premises and at the request of Borrower, has agreed to renew, modify, extend or otherwise rearrange the time or manner of payment of said Note, all as hereinafter provided.

NOW, THEREFORE, in consideration ofthe renewal, extension, modification and/or rearrangement of the time or manner of payment of said Note as hereinafter set forth, Borrower hereby renews said Note and indebtedness and promises to pay to the order of Lender, in the City of Houston, Harris County, Texas, the principal sum of $495,502.09 (being the outstanding unpaid principal balance of the Note as of the Effective Date [hereinafter defined), together with interest on the principal amount hereof from time to time outstanding from the Effective Date through the Maturity Date (hereinafter defined) at a varying rate per annum equal to the lesser of (i) the Prime Rate (hereinafter defined) ("Applicable Rate") or (ii) the maximum lawful rate of interest permitted to be charged by Lender to Borrower under the laws of the State of Texas or the United States of America (whichever is higher) and further limited by the provisions of the Note and as hereinafter set forth, which provisions control the calculation of interest to be charged on the loan evidenced by the Note ("Maximum Rate"). The term "Prime Rate" means the prime rate of interest on commercial loans, on a per annum basis, announced or established by Lender, situated in Houston, Texas, or its successors, from time to time. Each change in the Prime Rate shall become effective, without notice to Borrower, on the date each such change in such Prime Rate is announced or established by Lender. The Prime Rate is a reference rate and may not be the lowest or the best rate actually charged to any customer. Interest on the outstanding principal balance hereof shall be computed on the actual number of days said principal is outstanding on the basis of a 360-day year unless such calculation would result in a usurious rate in which case the interest shall be calculated on the basis of a 365-day or 366-day (leap) year, as shall be applicable. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. To the extent that Chapter 303 of the Texas Finance Code ("Finance Code") is applicable to the Note for the purposes of determining the Maximum Rate, Lender elects to determine such applicable legal rate pursuant to the indicated weekly ceiling, from time to time in effect, as referred to and defined in Chapter 303 of the Finance Code, subject, however, to the limitations on such applicable ceiling referred to and defined in Finance Code and further subject to any right of Lender to change the method of determining the Maximum Rate and to rely on other applicable laws, including, without limitation, laws of the United States ofAmerica, for calculation of the Maximum Rate if the application thereof results in a greater Maximum Rate.

Borrower promises to pay the principal balance of the Note and all interest thereon, as follows:

(i) Interest, on the outstanding principal balance of the Note, as said outstanding principal balance shall exist from time to time, shall he due and payable monthly commencing March 28, 2008 and continuing monthly and regularly thereafter on the 28th day of each and every month; interest being calculated on the unpaid principal each day principal is outstanding and all payments made credited to any collection costs and late charges, to the discharge of the interest accrued and to the reduction of the principal, in such order as Lender shall determine;

(ii) A principal payment in the amount of Ten Thousand and N o /10 0 ($10,000.00) Dollars shall be due and payable on August 28, 2008 and September 28, 2008; and

(iii) The entire amount hereof, principal and interest then remaining unpaid, shall be due and payable in full on October 28, 2008 ("Maturity Date").

It is agreed that all past due principal and accrued interest shall bear interest from five (5) days after the date it is due until paid at the Maximum Rate.

It is expressly provided and stipulated that, notwithstanding any other provision of the Note to the contrary or in any other agreement entered into in connection herewith or securing the indebtedness evidenced hereby, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and any other charges which, under applicable laws, are deemed to constitute interest or adjudicated as constituting interest any contracted for, chargeable or receivable under the Note or otherwise in connection with the loan transaction evidenced, in part, by the Note, shall under no circumstances ever exceed the Maximum Rate. In this connection, it is expressly stipulated and agreed that it is the intent of Borrower and Lender in the execution and delivery of this Modification to contract in strict compliance with the state and federal usury laws from time to time in effect and none of the terms of the Note or the security instruments hereinafter described shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate. Borrower or any guarantors, endorsers or other parties now or hereafter becoming liable for the payment of the Note shall never be liable for interest in excess of the Maximum Rate and the provisions of this paragraph shall control over all other provisions of the Note or the security instruments which may be in apparent conflict therewith. In the event the maturity of the Note is accelerated by reason of an election by the holder of the Note resulting from a default thereunder or under any other document executed as security therefor or agreement entered into in connection therewith, or by voluntary prepayment by Borrower or otherwise, then earned interest may never include more than the Maximum Rate computed from the dates of each advance of the loan proceeds outstanding until payment. All sums paid or agreed to be paid to the holder of the Note for the use, forbearance or detention of the indebtedness of Borrower evidenced hereby shall, to the greatest extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Note until payment in full so that the actual rate of interest on account of such indebtedness never exceeds the Maximum Rate at any time during the term hereof. If from any circumstances any holder of the Note shall ever receive interest or any charges constituting interest or adjudicated as constituting interest which would exceed the Maximum Rate, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the principal amount owing on the Note or an account of any other principal indebtedness of Borrower to the holder of the Note and not to the payment of interest or if such excessive interest exceeds the unpaid balance hereof and such other indebtedness, the amount of such excessive interest that exceeds the unpaid balance of principal hereof and such other indebtedness shall be refunded to Borrower.

It is agreed that time is of the essence of this Modification and it is expressly provided that upon default in the punctual payment of the Note or any part thereof, principal or interest, as the same shall become due and payable, and such default continues for a period of five (5) days after written notice to Borrower given in accordance with the provisions of this Modification, or upon the occurrence of any default specified in any of the other Loan Documents (hereinafter defined), and such default continues for a period often (10) days after written notice to Borrower given in accordance with the provisions of the Note, or if Borrower or any guarantor becomes insolvent or commits an act of bankruptcy or makes an assignment for benefit of creditors or authorizes the filing of or files a voluntary petition in bankruptcy or takes advantage of or seeks any other relief under any bankruptcy, reorganization, debtor's relief or insolvency law now or hereafter existing, or in the event a receiver of any property of Borrower or any guarantor is appointed and such appointment is not vacated within thirty (30) days after the appointment thereof, or in the event involuntary bankruptcy proceedings are filed against Borrower or any guarantor and the same is not discharged within sixty (60) days after the date of the filing thereof, or in the event that any writ of garnishment, writ of sequestration, writ of attachment or other legal process in any manner applicable to or concerning any property securing this indebtedness of (or debt by the holder hereof to) Borrower or any guarantor is applied for or issued, or in the event of the occurrence or non-occurrence of any event whatsoever which would permit the holder of the Note to accelerate the maturity hereof under any instrument, document or other writing now or hereafter securing or pertaining to the Note, then, in any such event, the holder of the Note may, at its option, without notice (or further notice, if notice of default has been previously given) or demand declare the outstanding unpaid principal balance and accrued but unpaid interest of the Note immediately due and payable, refuse to advance any additional amounts under the Note, foreclose all liens securing the payment of the Note, or any part thereof, offset against the Note any sum or sums owed by the holder of the Note to Borrower, and pursue any and all other rights and remedies available to the holder of the Note, including, but not limited to, any such rights, remedies and recourses under the Loan Documents, at law or in equity, all such rights and remedies being cumulative. Failure by the holder of the Note to exercise any such option shall not constitute a waiver of the right to exercise the same in the event of a subsequent default.

If the Note is not paid at maturity, howsoever such maturity may be brought about, and is placed in the hands of any attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership or other legal proceedings, then Borrower agrees and promises to pay Lender's collection costs and reasonable attorney's fees which shall be added to the principal of this Note and shall bear interest at the Maximum Rate.

The Note is secured by and the holder of the Note is entitled to the benefits of all security agreements, collateral assignments, guaranty agreements and lien instruments executed by Borrower (or by any other party or parties) in favor of Lender, including those executed simultaneously herewith, those executed heretofore and those hereafter executed and including specifically and without limitation, inter alia, the Loan Documents.

Borrower and each surety, endorser, guarantor or other party now or hereafter primarily liable for the payment of any sums of money payable upon the Note, as well as all heirs, representatives and successors of said parties, shall be directly and primarily, jointly and severally liable for the payment of all indebtedness hereunder. Except as specifically provided herein, all such persons or entities expressly waive presentment and demand for payment, notice of default, notice of intent to accelerate maturity, notice of acceleration of maturity, protest, notice of protest, notice of dishonor and all other notices and demands for which waiver is not prohibited by law, filing of suit and diligence in collecting the Note or enforcing any of the security heretofore described and agree to any substitution, exchange or release of any such security or the release of any party liable hereon and further agree that it will not be necessary for any holder hereof, in order to enforce payment of the Note, to first institute suit or exhaust its remedies against any Borrower or others liable hereof, or to enforce its rights against any security herefor, and consent to any extension or postponement of time of payment of the Note or any other indulgence with respect hereto, without notice thereof to any of them. The undersigned hereby agrees that Lender shall not be obligated to advance any sums hereunder in the event that any guarantor notifies Lender of termination of its liability under the terms and conditions of its guaranty or hereunder.

Borrower hereby extends all security described hereinbefore until said indebtedness and Note as so renewed and extended has been fully paid, and agrees that such extension or rearrangement shall in no manner affect or impair said Note or the security interests securing the same and that said security interests shall not in any manner be waived or extinguished, the purpose of this instrument being simply to extend or rearrange the time or manner of payment of said Note and indebtedness and to carry forward all security interests securing the same, which are acknowledged by Borrower to be valid and subsisting, and Borrower further agrees that all terms and provisions of said original Note and of the instrument or instruments creating or fixing the liens and security interests securing the same shall be and remain in full force and effect as therein written, except as otherwise expressly provided herein.

TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY FULLY RELEASES, REMISES, ACQUITS AND FOREVER DISCHARGES LENDER, ITS OFFICERS, DIRECTORS, ATTORNEYS, EMPLOYEES AND SHAREHOLDERS, FROM ANY AND ALL CLAIMS, ACTIONS, CAUSES OF ACTION, SUITS, DISPUTES, CONTROVERSIES, DEBTS, OFFSET RIGHTS, DEFENSES TO PAYMENT, LOSSES, DAMAGES AND DEMANDS OF WHATSOEVER NATURE (COLLECTIVELY CALLED "CLAIMS"), KNOWN OR UNKNOWN, WHETHER IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, FOR MONEY DAMAGES OR DUES, RECOVERY OF PROPERTY OR SPECIFIC PERFORMANCE, OR ANY OTHER REDRESS OR RECOMPENSE WHICH HAVE ACCRUED OR MAY EVER ACCRUE, MAY HAVE BEEN HAD, OR MAY BE NOW POSSESSED OR MAY OR SHALL BE POSSESSED IN THE FUTURE BY OR ON BEHALF OF BORROWER AGAINST LENDER, ITS OFFICERS, DIRECTORS, ATTORNEYS, EMPLOYEES AND SHAREHOLDERS, BY REASON OF, ON ACCOUNT OF, OR ARISING FROM OR OUT OF THE NOTE, THE DOCUMENTS EXECUTED IN CONNECTION WITH OR SECURING THE NOTE OR THE LOAN TRANSACTION EVIDENCED BY THE NOTE AND ANY RENEWALS OR EXTENSIONS OR MODIFICATIONS OF THE NOTE. BORROWER HEREBY REPRESENTS AND WARRANTS UNTO LENDER THAT BORROWER IS THE OWNER AND HOLDER OF EACH OF THE CLAIMS RELEASED HEREIN AND BORROWER IS FULLY AUTHORIZED TO EXECUTE AND DELIVER THIS RELEASE WITHOUT THE NECESSITY OF OBTAINING THE CONSENT OF ANY OTHER PARTY.

All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be sent by telecopier, hand delivery or by registered or certified mail, return receipt requested, to the party entitled to receive such notice or communication at the address reflected hereinbelow or any such other address as such party shall request in a written notice made in compliance herewith; such notice or communication will be deemed received (regardless of whether actually received) on the earlier of the date actually received, if sent by telecopier or hand delivery, or three (3) days after the date mailed. All such notices or documents to be given to Borrower or Lender shall be void and of no effect unless given in accordance with the provisions of this paragraph.

THIS MODIFICATION IS BEING EXECUTED AND DELIVERED AND IS INTENDED TO BE PERFORMED IN HARRIS COUNTY, TEXAS. EXCEPT TO THE EXTENT THAT THE LAWS OF THE UNITED STATES MAY APPLY TO THE TERMS HEREOF, THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OP THIS MODIFICATION. BORROWER AGREES THAT ANY DISPUTE INVOLVING THE NOTE, THIS MODIFICATION OR ANY OF THE LOAN DOCUMENTS OR ANY OTHER INSTRUMENTS EXECUTED IN CONNECTION WITH THE NOTE, SHALL BE BROUGHT ONLY IN THE DISTRICT COURTS OF HARMS COUNTY, TEXAS OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION.

If any provision of this Modification is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the legality, validity and enforceability of the remaining provisions of this Modification shall not be affected thereby, and this Modification shall be liberally construed so as to carry out the intent of the parties to it. Each waiver in this Modification is subject to the overriding and controlling rule that it shall be effective only if and to the extent that it is not prohibited by applicable law and applicable law neither provides for nor allows any material sanctions to be imposed against Lender for having bargained for and obtained it.

THIS LOAN IS PAYABLE 1N FULL ON THE MATURITY DATE.

Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Lender and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Lender except to the extent that actual cash proceeds of such instrument are unconditionally received by Lender. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only.

Borrower specially understands and agrees that to the extent that the terms and provisions of the Note are inconsistent or in conflict with the terms and provisions of this Modification, this Modification shall govern and control.

Lender reserves the right, exercisable in Lender's sole discretion and without notice to Borrower or any other person, to sell participations, to assign its interest or both, in all or any part of the Note or the debt evidenced by the Note.

THIS MODIFICATION AND ALL OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH TOGETHER CONSTITUTE A W KITTEN LOAN AGREEM ENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

THE UNDERSIGNED EXPRESSLY ACKNOWLEDGES, UNDERSTANDS AND AGREES THAT LENDER'S DOCUMENT RETENTION POLICY INVOLVES THE IMAGING OF THIS MODIFICATION AND THE DESTRUCTION OF THE PAPER ORIGINAL AND IN CONNECTION THEREW ITH B ORROW ER WAIVES ANY RIGHT THAT IT MAY HAVE TO CLAIM THE IMAGED COPY OF THIS MODIFICATION IS NOT AN ORIGINAL FOR ALL PURPOSES.

EXECUTED February 28, 2008 ("Effective Date").

LENDER:

Address for Notice:	AMEGY BANK NATIONAL ASSOCIATION
Five Post Oak Park
4400 Post Oak Parkway	By:	/s/ Edward Stringer
Houston, Texas 77027		Edward Stringer
Telecopier No. (713) 232-5932		Senior Vice President

BORROWER:

Address for Notice:	AXCESS DIAGNOSTICS BRADENTON, LLC
P. 0. Box 447
Venice, Florida 34289-0447	By:	/s/ Stephen M. Miley
Telecopier No. (941) 377-7975		Stephen M. Miley
M.D., Member